Exhibit 99.2

Investors, Customers, and Employees – August 1, 2024

BigBear.ai continues to focus on our mission of creating clarity for the world’s most complex decisions, delivering enabling technology and expertise so our customers can take action faster.

We are building a company that helps our customers overcome one of the greatest challenges they face when trying to operationalize artificial intelligence: the ability to rapidly adopt and integrate AI-powered solutions at the edge. As customers try to keep pace with innovation and stitch together unique capabilities built by a growing list of developers, they need a more scalable approach.

Since early 2023 we have been creating the distributed platform to unlock this new generation of interoperability, built for artificial intelligence.

BigBear.ai’s ConductorOS is built to be lightweight, and works within any existing infrastructure to rapidly and seamlessly orchestrate sensor data and artificial intelligence models across highly diverse and distributed environments.

We are thrilled to share that it will be featured in several exercises in the second half of this year as we pace towards general availability in 2025, and we will continue to share more on our progress in the coming months. We believe that ConductorOS will play a critical role in unlocking the last mile for artificial intelligence in our customers, and that BigBear.ai is uniquely positioned to deliver this capability.

We have also signed a master service agreement with Heathrow Airport to deliver our advanced technologies at Europe’s largest airport. The MSA allows for a wide range of potential projects. The partnership between BigBear.ai and Heathrow aims to improve security and operational effectiveness, while enhancing the overall experience for travelers through the UK’s hub airport.

Turning to the second quarter, I am pleased to announce another quarter of steady, focused, momentum for BigBear.ai. As I have called out before, many of our artificial intelligence solutions are delivered in highly regulated environments, particularly in use cases around public safety.

It is crucial that we continue to work across all of our stakeholders as partners to navigate these complexities in the second half of the year and beyond. We also continue to deliver solutions in customer environments where the timing of awards and revenue can be lumpy, particularly in some of our classified programs.

We faced several challenges this quarter, particularly around the timing of certain customer awards and regulatory approvals. While we’re confident in our ability to achieve these milestones and execute on these opportunities, as a result of the current timing uncertainty we’ve experienced, we are adjusting our full year guidance down to $165 - $180 million.

Turning to the numbers, revenue increased 3.4% to $39.8 million for the second quarter of 2024, compared to $38.5 million for the second quarter of 2023. With a gross margin of 27.8%, an increase from 23.3% in the second quarter of 2023. And our net loss was $11.7 million for this quarter, compared to $16.9 million for the second quarter of 2023.

Momentum:

•BigBear.ai to Showcase AI Orchestration at the Edge during the Department of Defense’s (DoD) Technology Readiness Experimentation 2024 — BigBear.ai is slated to battle-test its ConductorOS distributed platform at DoD’s RDER Technology Readiness Experimentation 2024 event in August. An exclusive live-fire, full-scale event, DoD’s T-REX-24-2 is an essential demonstration and evaluation event for advanced military technologies. BigBear.ai’s ConductorOS is a lightweight, distributed platform built to support the rapid adoption and integration of AI-powered solutions at the edge. Read the PR: https://rb.gy/h9d0sg
•MSA with London’s Heathrow Airport — Bigbear.ai entered into an MSA with Heathrow Airport to deliver advanced technologies at Europe’s largest airport. The partnership between BigBear.ai and Heathrow aims to improve security and operational effectiveness, while enhancing the overall experience for travelers through the UK’s hub airport.
•BigBear.ai’s Troy workflow engine newest ‘Awardable’ product on DoD’s Tradewinds procurement platform — Troy, the company’s intelligent workflow engine designed to automate and accelerate the process of binary reverse engineering, has achieved “Awardable” status and is now available for procurement on the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace. Troy is the latest of six BigBear.ai products now available on the Marketplace. Read the PR: https://rb.gy/shzjoi
•EPP in Vancouver: Canada Place cruise terminal implements cutting-edge facial recognition technology for passenger processing — Vancouver Fraser Port Authority (VFPA), the federal agency mandated to enable Canada’s trade through the Port of Vancouver, selected BigBear.ai to enable deployment of the US Customs and Border Protection’s (CBP) new Enhanced Primary Processing (EPP) initiative. BigBear.ai’s technology provides passengers the EPP option, which fully automates the existing manual documentation identity verification checks for passengers boarding a cruise requiring admission into the United States. This is BigBear.ai’s first deployment of facial recognition technology for cruises in Canada.
•Dallas Fort Worth International Airport (DFW) - BigBear.ai continues to expand its strategic partnership with DFW; most recently, working with DFW’s Terminal Experience team to deploy Enhanced Passenger Processing for use by US CBP.

BigBear.ai’s VeriScan enables the expedited screening of returning US citizens significantly reducing passenger processing times.

I look forward to sharing many more of these types of wins as we continue to drive the business forward on all fronts.

Thank you again to you all for your support, and hard work, so far this year. I look forward to catching up with you all soon.

Warm regards,

Mandy Long
CEO, BigBear.ai

Total SG&A expenses increased by $6.5M and 38% YoY in Q2 2024 including Pangiam acquisition vs Q2 2023 primarily driven by integration efforts and equity compensation.
➢ Continued focus on cost management with Q2 2024 Recurring SG&A* down $5.2M and 25% from Q2 2022

Total Adjusted EBITDA* of ($3.7M) in Q2 2024 including combined Pangiam business compared to ($3.2M) in Q2 2023
➢ 20% improvement in Breakeven Revenue* at $52.1M compared to Q2 2022 at $65.0M
➢ ($0.5M) YoY decline in Adjusted EBITDA*

Significant Reduction in Breakeven Revenue to Achieve Breakeven Adjusted EBITDA due to Improved Cost Structure ($ millions)
Adjusted EBITDA
Revenue
$30.0
$20.0
$10.0
$—
$(10.0)
$75.0
$50.0
$25.0
$—
$65.0
$53.7
$48.4
$56.6
$50.4
$33.4
$30.4
$38.7
$52.1
$37.6
$40.7
$40.4
$42.2
$38.5
$34.0
$40.6
$33.1
$39.8
$(7.7)
$(3.9)
$(2.5)
$(3.8)
$(3.2)
$0.2
$3.7
$(1.6)
$(3.7)
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Q4 23
Q1 24
Q2 24
Adjusted EBITDA
Actual Revenue
Revenue to achieve Breakeven Adj. EBITDA

*See Appendix section for reconciliation of Non-GAAP metrics.

BigBear.ai to Showcase AI Orchestration at the Edge during DoD T-REX 2024	MSA Entered Into with London Heathrow Airport (LHR)

BigBear.ai is slated to battle-test its ConductorOS distributed platform at the Department of Defense’s (DoD) RDER Technology Readiness Experimentation 2024 event in August. An exclusive live-fire, full-scale event, DoD’s T-REX-24-2 is an essential demonstration and evaluation event for advanced military technologies. BigBear.ai’s ConductorOS is a lightweight, distributed platform built to support the rapid adoption and integration of AI-powered solutions at the edge.
MSA with London Heathrow Airport — Bigbear.ai entered into a master service agreement with Heathrow Airport to deliver advanced technologies at Europe’s largest airport. The partnership between BigBear.ai and Heathrow aims to improve security and operational effectiveness, while enhancing the overall experience for travelers through the UK’s hub airport.

Read the PR: https://rb.gy/h9d0sg

Troy workflow engine now 'Awardable' on DoD's Tradewinds procurement platform	EPP in Vancouver: Canada Place cruise terminal implements cutting-edge BigBear.ai facial biometric technology

Troy, BigBear.ai's intelligent workflow engine designed to automate and accelerate the process of binary reverse engineering, has achieved “Awardable” status and is now available for procurement on the Chief Digital and Artificial Intelligence Office’s (CDAO) Tradewinds Solutions Marketplace. Troy is the latest of six BigBear.ai products now available on the Marketplace.	Vancouver Fraser Port Authority (VFPA), the federal agency mandated to enable Canada’s trade through the Port of Vancouver, selected BigBear.ai to enable deployment of the US Customs and Border Protection’s (CBP) new Enhanced Primary Processing (EPP) initiative. BigBear.ai’s technology provides passengers the EPP option, which fully automates the existing manual documentation identity verification checks for passengers boarding a cruise requiring admission into the United States. This is BigBear.ai’s first deployment of facial recognition technology for cruises in Canada.

Read the PR: https://rb.gy/shzjoi

Dallas Fort Worth International Airport (DFW)

BigBear.ai continues to expand its strategic partnership with DFW; most recently, working with DFW’s Terminal Experience team to deploy Enhanced Passenger Processing for use by US CBP. veriScan enables the expedited screening of returning US citizens, significantly reducing passenger processing times.

Forward-Looking Statements

This presentation contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to this letter. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this presentation. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Information

This presentation includes financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin, Recurring SG&A and Breakeven Revenue to Achieve Breakeven Adjusted EBITDA . We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase in fair value of derivatives, restructuring charges, non-recurring integration costs and strategic initiatives, capital market advisory fees, commercial start-up costs, non-recurring litigation, transaction expenses and goodwill impairment. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue. Adjusted Gross Margin is defined as gross margin adjusted for equity-based compensation allocated to cost of revenues. Recurring SG&A is defined as Total SG&A adjusted for equity-based compensation allocated to selling, general and administrative expense, non-recurring integration costs and strategic initiatives, non-recurring litigation costs, and the write-off of bad debt from the Virgin Orbit bankruptcy. Breakeven Revenue to Achieve Breakeven Adjusted EBITDA is defined as Adjusted EBITDA divided by Adjusted Gross Margin, followed by the addition of Revenues. Reconciliations to the most directly comparable GAAP measures are provided in the Appendix to this presentation.

Adjusted EBITDA Calculation

Key Metric: ($ thousands)	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24
Revenue	$37,613	$40,651	$40,357	$42,154	$38,459	$33,988	$40,563	$33,121	$39,783
Net loss	(56,844)	(16,110)	(29,895)	(26,214)	(16,895)	3,999	(21,256)	(125,147)	(11,737)
Interest expense	3,554	3,557	3,770	3,556	3,560	3,540	3,544	3,555	3,551
Interest income	-	-	-	-	-	(86)	(306)	(447)	(725)
Income tax (benefit) expense	(1,820)	252	(226)	59	(3)	(5)	50	(14)	15
Depreciation & amortization	1,954	2,038	1,994	1,986	1,979	1,971	1,965	2,439	2,907
EBITDA	$(53,156)	$(10,263)	$(24,357)	$(20,613)	$(11,359)	$9,419	$(16,003)	$(119,614)	$(5,989)

Adjustments:
Equity-based compensation	$5,080	$2,222	$(295)	$3,805	$3,994	$4,793	$6,079	$5,156	$5,749
Employer payroll taxes related to equity-based compensation	-	-	-	183	174	8	75	664	48
Net increase (decrease) in fair value of derivatives	(199)	(102)	(27)	10,567	3,121	(15,659)	9,395	23,992	(7,882)
Restructuring charges	-	1,562	2,641	755	25	-	42	860	457
Non-recurring integration costs and strategic initiatives	2,024	2,075	781	1,508	813	159	545	1,334	2,923
Capital market advisory fees	38	-	-	-	-	-	-	-	—
Commercial start-up costs	3,063	-	-	-	-	-	-	-	—
Non-recurring litigation	-	-	-	-	-	-	2,250	(121)	666
Transaction expenses	186	566	454	-	-	1,437	1,284	1,103	347
Goodwill impairment	35,252	-	18,292	-	-	-	-	85,000	—
Adjusted EBITDA	$(7,712)	$(3,940)	$(2,511)	$(3,795)	$(3,232)	157	$3,667	$(1,626)	$(3,681)
Gross Margin	25.5%	28.9%	29.2%	24.2%	23.3%	24.7%	32.1%	21.1%	27.8%
Net Loss Margin	(151.1%)	(39.6%)	(74.1%)	(62.2%)	(43.9%)	11.8%	(52.4%)	(377.8%)	(29.5)%
Adjusted EBITDA Margin	(20.5%)	(9.7%)	(6.2%)	(9.0%)	(8.4%)	0.5%	9.0%	(4.9%)	(9.3)%
Appendix 1

Adjus

Recurring SG&A Calculation

Key Metric: ($ thousands)	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24
Selling, general and administrative	$26,952	$20,233	$15,570	$20,362	$16,930	$15,533	$18,232	$16,948	$23,364
Equity-based compensation allocated to selling, general and administrative expense	(3,928)	(1,635)	1,279	(2,803)	(2,319)	(3,071)	(3,156)	(2,171)	(3,980)
Non-recurring integration costs and strategic initiatives	(2,024)	(2,075)	(781)	(1,508)	(813)	(159)	(545)	(1,334)	(2,923)
Non-recurring litigation	-	-	-	-	-	-	(2,250)	121	(666)
Write-off of Bad Debt - Virgin Orbit Bankruptcy	-	-	-	(750)	(675)	(50)	-	-	-
Adjusted (recurring) selling, general and administrative expenses	$21,000	$16,523	$16,068	$15,301	$13,123	$12,253	$12,281	$13,564	$15,795
ted EBITDA Calculation

Breakeven Revenue to Achieve Breakeven Adjusted EBITDA Calculation

Key Metric: ($ thousands)	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24
Revenues	$37,613	$40,651	$40,357	$42,154	$38,459	$33,988	$40,563	$33,121	$39,783
Gross Margin ($)	9,590	11,751	11,785	10,213	8,963	8,409	13,016	6,986	11,063
Gross Margin (%)	25.5%	28.9%	29.2%	24.2%	23.3%	24.7%	32.1%	21.1%	27.8%
Equity-based compensation allocated to cost of revenues	1,009	571	892	874	1,442	1,498	1,632	2,653	799
Adjusted Gross Margin ($)	$10,559	$12,322	$12,677	$11,087	$10,405	$9,907	$14,648	$9,639	$11,862
Adjusted Gross Margin (%)	28.2%	30.3%	31.4%	26.3%	27.1%	29.1%	36.1%	29.1%	29.8%

Adjusted EBITDA	$(7,712)	$(3,940)	$(2,511)	$(3,795)	$(3,232)	157	$3,667	$(1,626)	$(3,681)
/ Adjusted Gross Margin %	28.2%	30.3%	31.4%	26.3%	27.1%	29.1%	36.1%	29.1%	29.8%
Additional Revenue Required to Achieve Breakeven Adjusted EBITDA	$27,368	$12,998	$7,994	$14,440	$11,946	$(539)	$(10,155)	$5,587	$12,345
Revenues	$37,613	$40,651	$40,357	$42,154	$38,459	$33,988	$40,563	$33,121	$39,783
Total Revenue to Achieve Breakeven Adjusted EBITDA	$64,981	$53,649	$48,351	$56,594	$50,405	$33,449	$30,408	$38,708	$52,128
Appendix 2